UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2019

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Senior Vice President, Principal Accounting Officer

On February 8, 2019, Matthew J. McNulty resigned from FactSet Research Systems Inc. (the “Company” or “FactSet”) and ceased to serve in the role of Senior Vice President, Principal Accounting Officer.

Appointment of Interim Senior Vice President, Principal Accounting Officer

Effective February 8, 2019, Brian G. Daly, Senior Vice President, Finance will assume the role as the Company’s interim Principal Accounting Officer. Mr. Daly will continue to serve as the Company’s Senior Vice President, Finance while performing the principal accounting officer responsibilities until a successor has been appointed. With regard to his interim role, Mr. Daly will continue to report directly to Helen L. Shan, Executive Vice President and Chief Financial Officer.

Mr. Daly, age 48, joined FactSet in 2017 as Vice President, Finance. Concurrent with his appointment as FactSet’s interim Principal Accounting Officer, Mr. Daly will continue to serve as the Company’s Senior Vice President, Finance. Prior to joining FactSet, Mr. Daly worked at Terex Corporation from 2005 to 2017 serving as the Group Vice President of Finance from 2011 to 2017. Mr. Daly received a B.S. in Accounting from Fairfield University and is a Certified Public Accountant.

The Company has no formal employment agreement with Mr. Daly.

Mr. Daly does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: February 8, 2019	By:	/s/ Helen L. Shan
Helen L. Shan
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)